PennantPark Investment Corporation Announces Financial Results for the Quarter Ended December 31, 2013

NEW YORK, NY -- (Marketwired - February 05, 2014) - PennantPark Investment Corporation (NASDAQ: PNNT) announced today financial results for its first fiscal quarter ended December 31, 2013.

HIGHLIGHTS
Quarter ended December 31, 2013
($ in millions, except per share amounts)

Assets and Liabilities:
  Investment portfolio                                            $ 1,209.3
  Net assets                                                      $   718.9
  Net asset value per share                                       $   10.80

  Credit Facility (cost $240.0)                                   $   240.0
  2025 Notes (cost $71.3)                                         $    64.3
  SBA debentures                                                  $   150.0

Yield on debt investments at quarter-end                               13.2%

Operating Results:
  Net investment income                                           $    18.0
  Net investment income per share                                 $    0.27
  Distributions declared per share                                $    0.28

Portfolio Activity:
  Purchases of investments                                        $   228.0
  Sales and repayments of investments                             $   144.0

  Number of new portfolio companies invested                              9
  Number of existing portfolio companies invested                         7
  Number of portfolio companies at quarter-end                           66

CONFERENCE CALL AT 10:00 A.M. ET ON FEBRUARY 6, 2014

PennantPark Investment Corporation ("we," "our," "us" or "Company") will host a conference call at 10:00 a.m. (Eastern Time) on Thursday, February 6, 2014 to discuss its financial results. All interested parties are welcome to participate. You can access the conference call by dialing (877) 741-4248 approximately 5-10 minutes prior to the call. International callers should dial (719) 325-4783. All callers should reference PennantPark Investment Corporation. An archived replay of the call will be available through February 20, 2014 by calling (888) 203-1112. International callers please dial (719) 457-0820. For all phone replays, please reference conference ID #2955698.

PORTFOLIO AND INVESTMENT ACTIVITY

As of December 31, 2013, our portfolio totaled $1,209.3 million and consisted of $320.6 million of senior secured loans, $409.9 million of second lien secured debt, $350.8 million of subordinated debt and $128.0 million of preferred and common equity investments. Our debt portfolio consisted of 48% fixed-rate and 52% variable-rate investments (including 49% with a LIBOR or prime floor). Our overall portfolio consisted of 66 companies with an average investment size of $18.3 million, had a weighted average yield on debt investments of 13.2% and was invested 26% in senior secured loans, 34% in second lien secured debt, 29% in subordinated debt and 11% in preferred and common equity investments.

As of September 30, 2013, our portfolio totaled $1,078.2 million and consisted of $299.5 million of senior secured loans, $357.5 million of second lien secured debt, $302.5 million of subordinated debt and $118.7 million of preferred and common equity investments. Our debt portfolio consisted of 52% fixed-rate and 48% variable-rate investments (including 44% with a LIBOR or prime floor). Our overall portfolio consisted of 61 companies with an average investment size of $17.7 million, had a weighted average yield on debt investments of 13.0% and was invested 28% in senior secured loans, 33% in second lien secured debt, 28% in subordinated debt and 11% in preferred and common equity investments.

For the three months ended December 31, 2013, we invested $228.0 million in nine new and seven existing portfolio companies with a weighted average yield on debt investments of 12.4%. Sales and repayments of investments for the three months ended December 31, 2013 totaled $144.0 million.

For the three months ended December 31, 2012, we invested $168.4 million in five new and seven existing portfolio companies with a weighted average yield on debt investments of 12.7%. Sales and repayments of investments for the three months ended December 31, 2012 totaled $110.8 million.

RESULTS OF OPERATIONS

Set forth below are the results of operations for the three months ended December 31, 2013 and 2012.

Investment Income

Investment income for the three months ended December 31, 2013 was $34.4 million and was primarily attributable to $9.6 million from senior secured loans, $12.3 million from second lien secured debt investments, $11.4 million from subordinated debt investments and $1.1 million from common equity investments. Investment income for the three months ended December 31, 2012 was $33.0 million and was primarily attributable to $8.8 million from senior secured loans, $6.4 million from second lien secured debt investments and $16.5 million from subordinated debt investments and $1.3 million from common equity investments. The increase in investment income compared with the same period in the prior year is due to the growth of our portfolio.

Expenses

Expenses for the three months ended December 31, 2013 totaled $16.5 million. Base management fees for the same period totaled $5.7 million, incentive fees totaled $4.5 million, debt related interest and expenses totaled $4.6 million and general and administrative expenses totaled $1.7 million. Expenses for the three months ended December 31, 2012 totaled $14.8 million. Base management fees for the same period totaled $5.1 million, incentive fees totaled $4.5 million, debt related interest and expenses totaled $3.1 million, general and administrative expenses and excise taxes totaled $2.1 million. The increase in expenses was primarily due to the higher cost of debt, which was partially offset by lower general and administrative expenses.

Net Investment Income

Net investment income totaled $18.0 million, or $0.27 per share, for the three months ended December 31, 2013, and $18.2 million, or $0.28 per share, for the three months ended December 31, 2012. The decrease in net investment income over the prior period was due to the higher cost of debt.

Net Realized Gains or Losses

Sales and repayments of investments for the three months ended December 31, 2013 totaled $144.0 million and net realized gains totaled $2.7 million. Sales and repayments of investments totaled $110.8 million and net realized gains totaled $0.9 million for the three months ended December 31, 2012. The increase in net realized gains is due to a larger number of repayments of investments compared to the prior period.

Unrealized Appreciation or Depreciation on Investments, Credit Facility and 2025 Notes

For the three months ended December 31, 2013 and 2012 we reported a net unrealized appreciation on investments of $14.7 million and $10.0 million, respectively. As of December 31, 2013 and September 30, 2013, our net unrealized appreciation (depreciation) on investments totaled $1.4 million and $(13.3) million, respectively. The increase over the prior period was the result of changes in the market values of our investments offset by reversals of unrealized appreciation upon exiting our investments.

For the three months ended December 31, 2013 and 2012 we reported a net unrealized depreciation (appreciation) on our Credit Facility and our 2025 Notes, of $4.1 million and $(0.5) million, respectively. Net change in unrealized appreciation on the Credit Facility and 2025 Notes over the prior period was due to changes in the capital markets.

Net Increase in Net Assets Resulting from Operations

Net increase in net assets resulting from operations totaled $39.5 million, or $0.59 per share, for the three months ended December 31, 2013. This compares to a net increase in net assets resulting from operations of $28.5 million, or $0.44 per share, for the three months ended December 31, 2012. The increase compared to the prior period was due to the continued growth of our portfolio and appreciation of our investments.

LIQUIDITY AND CAPITAL RESOURCES

Our liquidity and capital resources are derived primarily from proceeds of securities offerings, debt and cash flows from operations, including investment sales and repayments, and income earned. Our primary use of funds from operations includes investments in portfolio companies and payments of fees and other operating expenses we incur. We have used, and expect to continue to use, our debt and proceeds from the rotation of our portfolio and proceeds from public and private offerings of securities to finance our investment objectives.

As of December 31, 2013 and September 30, 2013, there was $240.0 million (including a temporary draw of $12.0 million) and $145.5 million (including a temporary draw of $28.0 million), respectively, in outstanding borrowings under the Credit Facility, with a weighted average interest rate of 3.04% and 3.33%, respectively, exclusive of the fee on undrawn commitments of 0.50%.

As of December 31, 2013 and September 30, 2013 we had $71.3 million of 2025 Notes outstanding with a fixed interest rate of 6.25%, per year.

We have funded SBIC II, with $37.5 million of equity capital and received a commitment from the SBA to allow SBIC II to access $75.0 million in SBA debentures. As of December 31, 2013 and September 30, 2013, our SBIC Funds had $225.0 and $150.0 million in SBA debt commitments, respectively, of which $150.0 million were drawn with a weighted average interest rate of 3.70%, exclusive of the 3.43% in upfront fees (4.04% after upfront fees). The SBA debentures' upfront fees of 3.43% consist of a commitment fee of 1.00% and an issuance discount of 2.43%. Both fees are amortized over the lives of the loans.

The annualized weighted average cost of debt for the three months ended December 31, 2013 and 2012, inclusive of the fee on the undrawn commitment on the Credit Facility and upfront fees on SBA debentures, was 4.20% and 3.93%, respectively.

Our operating activities used cash of $104.1 million for the three months ended December 31, 2013, primarily for net purchases of investments. Our financing activities provided cash of $76.4 million for the same period, primarily from net borrowings under our Credit Facility.

Our operating activities used cash of $35.8 million for the three months ended December 31, 2012, primarily for net purchases of investments. Our financing activities provided cash of $59.5 million for the same period, primarily from net borrowings under our Credit Facility and proceeds from our capital stock offering.

DISTRIBUTIONS

During the three months ended December 31, 2013 and 2012, we declared distributions of $0.28 per share or an aggregate of $18.6 million for each of the periods. We monitor available net investment income to determine if a return of capital for taxation purposes may occur for the fiscal year. To the extent our taxable earnings fall below the total amount of our distributions for any given fiscal year, a portion of those distributions may be deemed to be a return of capital to our common stockholders. Tax characteristics of all distributions will be reported to stockholders on Form 1099-DIV after the end of the calendar year and in our periodic reports filed with the SEC.

AVAILABLE INFORMATION

The Company makes available on its website its report on Form 10-Q filed with the SEC and stockholders may find the report on our website at www.pennantpark.com.

            PENNANTPARK INVESTMENT CORPORATION AND SUBSIDIARIES
             CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES

                                              December 31,
                                                  2013        September 30,
                                               (unaudited)        2013
                                             --------------  --------------
Assets
Investments at fair value
  Non-controlled, non-affiliated investments
   (cost-$1,001,294,305 and $928,078,589,
   respectively)                             $1,055,902,267  $  968,471,042
  Non-controlled, affiliated investments
   (cost-$107,398,794 and $99,021,141,
   respectively)                                 84,447,274      76,735,800
  Controlled, affiliated investments (cost-
   $99,193,930 and $64,418,155,
   respectively)                                 68,931,881      32,968,711
                                             --------------  --------------
  Total of investments (cost-$1,207,887,029
   and $1,091,517,885, respectively)          1,209,281,422   1,078,175,553
Cash and cash equivalents                        30,803,635      58,440,829
Interest receivable                               8,685,856      10,894,893
Prepaid expenses and other assets                 6,661,622       5,815,817
                                             --------------  --------------
    Total assets                             $1,255,432,535  $1,153,327,092
                                             --------------  --------------
Liabilities
Distributions payable                            18,633,086      18,619,812
Payable for investments purchased                14,450,000      52,544,704
Unfunded investments                             32,474,167       7,241,667
Credit Facility payable (cost-$240,000,000
 and $145,500,000, respectively)                240,000,000     145,500,000
SBA debentures payable (cost-$150,000,000)      150,000,000     150,000,000
2025 Notes payable (cost-$71,250,000)            64,296,000      68,400,000
Management fee payable                            5,747,060       5,419,557
Performance-based incentive fee payable           4,488,779       4,274,881
Interest payable on debt                          3,250,388       1,810,466
Accrued other expenses                            3,227,868       2,009,806
                                             --------------  --------------
    Total liabilities                           536,567,348     455,820,893
                                             --------------  --------------

Net assets
Common stock, 66,546,734 and 66,499,327
 shares issued and outstanding,
 respectively.
  Par value $0.001 per share and 100,000,000
   shares authorized.                                66,546          66,499
Paid-in capital in excess of par value          756,554,170     756,017,096
Distributions in excess of net investment
 income                                          (5,353,186)     (4,675,217)
Accumulated net realized loss on investments    (40,750,736)    (43,409,847)
Net unrealized appreciation (depreciation)
 on investments                                   1,394,393     (13,342,332)
Net unrealized depreciation on debt               6,954,000       2,850,000
                                             --------------  --------------
    Total net assets                         $  718,865,187  $  697,506,199
                                             --------------  --------------
    Total liabilities and net assets         $1,255,432,535  $1,153,327,092
                                             ==============  ==============
Net asset value per share                    $        10.80  $        10.49
                                             ==============  ==============

            PENNANTPARK INVESTMENT CORPORATION AND SUBSIDIARIES
                   CONSOLIDATED STATEMENTS OF OPERATIONS
                                (Unaudited)

                                                   Three Months Ended
                                                      December 31,
                                             ------------------------------
                                                   2013           2012
                                             --------------- --------------
Investment income from:
Non-controlled, non-affiliated investments:
  Interest                                   $    28,964,935 $   25,768,617
  Other income                                     2,514,857      4,366,274
Non-controlled, affiliated investments:
  Interest                                         1,264,610      1,392,503
  Other income                                             -        227,800
Controlled, affiliated investments:
  Interest                                         1,393,454      1,202,707
  Other income                                       300,833              -
                                             --------------- --------------
  Total investment income                         34,438,689     32,957,901
                                             --------------- --------------
Expenses:
  Base management fee                              5,747,060      5,128,611
  Performance-based incentive fee                  4,488,779      4,545,254
  Interest and expenses on debt                    4,559,523      3,094,865
  Administrative services expenses                   911,596      1,172,322
  Other general and administrative expenses          776,614        760,532
                                             --------------- --------------
  Expenses before taxes                           16,483,572     14,701,584
  Tax expense                                              -         75,301
                                             --------------- --------------
  Total expenses                                  16,483,572     14,776,885
                                             --------------- --------------
  Net investment income                           17,955,117     18,181,016
                                             --------------- --------------
Realized and unrealized gain (loss) on
 investments and debt:
Net realized gain on investments                   2,659,111        871,132
Net change in unrealized appreciation
 (depreciation) on:
  Non-controlled, non-affiliated investments      14,215,508      6,062,321
  Non-controlled and controlled, affiliated
   investments                                       521,217      3,974,217
  Debt depreciation (appreciation)                 4,104,000       (547,500)
                                             --------------- --------------
  Net change in unrealized appreciation           18,840,725      9,489,038
                                             --------------- --------------
Net realized and unrealized gain from
 investments and debt                             21,499,836     10,360,170
                                             --------------- --------------
Net increase in net assets resulting from
 operations                                  $    39,454,953 $   28,541,186
                                             =============== ==============
Net increase in net assets resulting from
 operations per common share                 $          0.59 $         0.44
                                             --------------- --------------
Net investment income per common share       $          0.27 $         0.28
                                             --------------- --------------

ABOUT PENNANTPARK INVESTMENT CORPORATION
PennantPark Investment Corporation is a business development company which principally invests in U.S. middle-market private companies in the form of senior secured loans, mezzanine debt and equity investments. PennantPark Investment Corporation is managed by PennantPark Investment Advisers, LLC.

FORWARD-LOOKING STATEMENTS

This press release may contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. You should understand that under Section 27A(b)(2)(B) of the Securities Act of 1933, as amended, and Section 21E(b)(2)(B) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995 do not apply to forward-looking statements made in periodic reports we file under the Exchange Act. All statements other than statements of historical facts included in this press release are forward-looking statements and are not guarantees of future performance or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in filings with the SEC. The Company undertakes no duty to update any forward-looking statement made herein. All forward-looking statements speak only as of the date of this press release.

We may use words such as "anticipates," "believes," "expects," "intends," "seeks," "plans," "estimates" and similar expressions to identify forward-looking statements. Such statements are based on currently available operating, financial and competitive information and are subject to various risks and uncertainties that could cause actual results to differ materially from our historical experience and our present expectations. You should not place undue influence on such forward-looking statements as such statements speak only as of the date on which they are made. We do not undertake to update our forward-looking statements unless required by law.

CONTACT:
Aviv Efrat
PennantPark Investment Corporation
Reception: (212) 905-1000
www.pennantpark.com